Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

April 22, 2022

The Board of Directors

Zurn Water Solutions Corporation

511 W. Freshwater Way

Milwaukee, WI 53204

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated February 11, 2022, to the Board of Directors of Zurn Water Solutions Corporation (“Zurn”) as Annex F to, and the references thereto under the captions “Summary—Opinion of Evercore, Zurn’s Financial Advisor”, “The Merger—Background of the Merger”, “The Merger—Zurn’s Reasons for the Approval of the Merger and the Merger Share Issuance Proposal—The Zurn Board” and “The Merger—Opinion of Evercore, Zurn’s Financial Advisor” in the proxy statement/prospectus/consent solicitation statement included in Amendment No. 1 to the Registration Statement on Form S−4 filed by Zurn with the U.S. Securities and Exchange Commission on or about April 22, 2022 (the “Registration Statement”) and relating to the proposed merger involving Zurn, Zebra Merger Sub, Inc., a wholly-owned subsidiary of Zurn, and Elkay Manufacturing Company.

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus/consent solicitation statement or any other document, except in accordance with our prior written consent. In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Anthony J. Magro

Name:	Anthony J. Magro
Title:	Senior Managing Director